Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

(UNAUDITED)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2005	2004	2005	2004
	(A)	(A)		(A)
Global Services:
Total revenues	$371,789	$319,659	$202,573	$169,941
Operating costs and expenses	354,989	313,684	189,740	162,048
Operating income	16,800	5,975	12,833	7,893
Interest and other income	1,150	689	373	218
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	17,950	6,664	13,206	8,111

Minority interest, before income taxes	542	(17)	353	(17)
Income from investments in unconsolidated subsidiaries, before income taxes	3,899	2,558	3,198	1,354
Income from continuing operations, before income taxes	22,391	9,205	16,757	9,448
Income from discontinued operations, before income taxes	—	13	—	—
Income before income taxes	22,391	9,218	16,757	9,448
Depreciation and amortization	3,903	5,122	2,011	2,360
Interest	596	286	450	158
EBITDA (B)	$26,890	$14,626	$19,218	$11,966

Development and Investment:
Total revenues	$20,754	$20,486	$10,350	$12,070
Operating costs and expenses	36,384	29,743	18,921	15,075
Operating loss	(15,630)	(9,257)	(8,571)	(3,005)
Interest and other income	257	672	110	259
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(15,373)	(8,585)	(8,461)	(2,746)

Minority interest, before income taxes	4,543	(1,078)	1,517	(1,018)
Income from investments in unconsolidated subsidiaries, before income taxes	3,244	9,160	1,385	78
Loss from continuing operations, before income taxes	(7,586)	(503)	(5,559)	(3,686)
Income (loss) from discontinued operations, before income taxes	1,333	600	1,620	(63)
Income (loss) before income taxes	(6,253)	97	(3,939)	(3,749)
Depreciation and amortization (C)	1,463	1,004	671	509
Interest (D)	3,084	1,842	1,912	995
EBITDA (B)	$(1,706)	$2,943	$(1,356)	$(2,245)

Total:
Total revenues	$392,543	$340,145	$212,923	$182,011
Operating costs and expenses	391,373	343,427	208,661	177,123
Operating income (loss)	1,170	(3,282)	4,262	4,888
Interest and other income	1,407	1,361	483	477
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	2,577	(1,921)	4,745	5,365

Minority interest, before income taxes	5,085	(1,095)	1,870	(1,035)
Income from investments in unconsolidated subsidiaries, before income taxes	7,143	11,718	4,583	1,432
Income from continuing operations, before income taxes	14,805	8,702	11,198	5,762
Income (loss) from discontinued operations, before income taxes	1,333	613	1,620	(63)
Income before income taxes	16,138	9,315	12,818	5,699
Depreciation and amortization (C)	5,366	6,126	2,682	2,869
Interest (D)	3,680	2,128	2,362	1,153
EBITDA (B)	$25,184	$17,569	$17,862	$9,721

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the three months ended March 31, 2005, and for the three and six months ended June 30, 2004, have been reclassified to conform to the presentation for the three months ended June 30, 2005. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with United States generally accepted accounting principles (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C)  Includes depreciation and amortization related to discontinued operations of $48 and $122 for the three and six months ended June 30, 2005, respectively, and $53 and $152 for the three and six months ended June 30, 2004, respectively.

(D)  Includes interest related to discontinued operations of $245 and $458 for the three and six months ended June 30, 2005, respectively, and $95 and $266 for the three and six months ended June 30, 2004, respectively.